UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2023, certain subsidiaries of Evoqua Water Technologies Corp. (the “Company”) entered into the Fourth Amendment to the Receivables Financing Agreement (the “RFA Amendment”) among Evoqua Finance LLC (“Evoqua Finance”), a special purpose entity and an indirect wholly-owned subsidiary of the Company, as borrower, Evoqua Water Technologies LLC, an indirect wholly-owned subsidiary of the Company, as initial servicer (the “Servicer”), and PNC Bank, National Association, as administrative agent (the “Administrative Agent”).

The RFA Amendment modified the terms of that certain Receivables Financing Agreement (the “Receivables Financing Agreement”), dated as of April 1, 2021, among Evoqua Finance, as the borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Servicer and PNC Capital Markets LLC, as structuring agent, pursuant to which the Lenders have made available to Evoqua Finance a receivables finance facility in an amount up to $150 million.

The RFA Amendment amended the Receivables Financing Agreement to transition from LIBOR-based interest rates to SOFR-based interest rates as the interest rate benchmark and made certain other technical amendments and related conforming changes. Additionally, the RFA Amendment made certain changes to allow the Receivables Financing Agreement to remain in place after consummation of the proposed acquisition of the Company pursuant to that certain Agreement and Plan of Merger, dated as of January 22, 2023, among Xylem Inc., an Indiana corporation (“Xylem”), the Company, and Fore Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Xylem.

The foregoing description of the RFA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RFA Amendment, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1†	Fourth Amendment to the Receivables Financing Agreement, among Evoqua Finance LLC, as borrower, Evoqua Water Technologies LLC, as initial servicer, and PNC Bank, National Association, as administrative agent, dated May 15, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

†

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas

Executive Vice President, Chief Financial Officer & Treasurer